                       THE ESTATES AT QUARRY LAKES
            STATEMENTS OF THE EXCESS OF OPERATING REVENUES OVER
          SPECIFIC OPERATING EXPENSES FOR THE EIGHT MONTHS ENDED
             AUGUST 31,1996 (UNAUDITED) AND FOR THE YEAR ENDED
                             DECEMBER 31, 1995
                      TOGETHER WITH AUDITOR'S REPORT

                            ARTHUR ANDERSEN LLP


                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and
Board of Directors of
Merry Land & Investment Company, Inc.:

We have audited the accompanying statement of excess of revenues over specific operating expenses of THE ESTATES AT QUARRY LAKES for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenue over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of excess of revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, the financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the property after acquisition by Merry Land & Investment Company, Inc. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the property's revenue and expenses.

In our opinion, the statement of excess of revenues over specific operating expenses referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of THE ESTATES AT QUARRY LAKES for the year ended December 31,1995 in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Atlanta, Georgia
October 13, 1996

                        THE ESTATES AT QUARRY LAKES
         STATEMENTS OF EXCESS OF REVENUES OVER SPECIFIC OPERATING
      EXPENSES FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996 (UNAUDITED)
                   AND THE YEAR ENDED DECEMBER 31, 1995

                                                       1996         1995
                                                    ----------  ----------
                                                     (Unaudited)
REVENUES:
     Rents (Note 1)                                   $1,210,520     $356,645
     Other Income                                         28,359       12,471
                                                      ----------   ----------
          Total revenues                               1,238,879      369,116
                                                      ----------   ----------
SPECIFIC OPERATING EXPENSES (Note 2):
     Personnel                                           128,777      152,485
     General and administrative                           13,486       20,910
     Marketing                                            26,820       86,745
     Repairs, maintenance, and contract services          84,880       45,125
     Utilities                                           106,799       53,999
     Property insurance                                   19,972       17,476
     Real estate taxes                                    90,174       78,902
                                                      ----------   ----------
                                                         470,908      464,391
                                                      ----------   ----------
EXCESS OF REVENUES OVER SPECIFIC
     OPERATING EXPENSES                                 $767,971    $(95,275)
                                                      ========== ==========

      The accompanying notes are an integral part of these statements.

                        THE ESTATES AT QUARRY LAKES
               NOTES TO THE STATEMENTS OF EXCESS OF REVENUES
                     OVER SPECIFIC OPERATING EXPENSES
          FOR THE EIGHT MONTHS ENDED AUGUST 31, 1996 (UNAUDITED)
                 AND FOR THE YEAR ENDED DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   Description of Property

   The Estates at Quarry Lakes is a 302 unit apartment complex located in Austin, Texas. Construction of the property commenced in 1994 and the first unit was occupied in June 1995. The complex is owned by Riverside Resources Corporation, a Texas Corporation and managed by Capstone Real Estate Services, Inc.

   On September 27, 1996, ML Texas Apartments LP, an indirect subsidiary of Merry Land & Investment Company, Inc. ("Merry Land"), purchased the complex for approximately $5.3 million cash and $12.7 million in assumed mortgage loans.


   Rental Income

   Rents from leases are accounted for ratably over the term of each lease which is generally for a period of twelve months or less.

2. BASIS OF ACCOUNTING

   The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis. The statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the property after acquisition by Merry Land, such as depreciation, interest and management fees.

   Merry Land has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code and intends to maintain its qualification as a REIT in the future. Accordingly, no provision for federal or state income taxes is required.